EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 of Registration Statement on Form S-3 of our report dated March 28, 2024 on the consolidated financial statements of ENDRA Life Sciences Inc. and its subsidiaries, appearing in the annual report on Form 10-K of ENDRA Life Sciences Inc. for the year ended December 31, 2023.  Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

/s/ RBSM LLP

New York, NY

March 28, 2024